SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2006 (July 31, 2006)

          Universal Display Corporation
(Exact Name of Registrant Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-12031 (Commission File Number)	23-2372688 (I.R.S. Employer Identification No.)

375 Phillips Boulevard
Ewing, New Jersey	08618

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 671-0980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On July 31, 2006, the Registrant entered into a Settlement and License Agreement with Seiko Epson Corporation (“Epson”). Under the terms of the agreement, the Registrant licensed one of its ink jet printing patents and certain related patent filings to Epson. Epson’s license rights include the right to grant sublicenses to third parties, subject to specified limitations in the agreement. In consideration of the license, the parties resolved outstanding issues concerning the licensed patent rights and Epson agreed to pay a fixed amount to the Registrant. If, within a specified period of time, the parties enter into a broader license agreement covering other aspects of the Registrant’s OLED patent portfolio, this amount is creditable against license fees and royalties payable under that broader license agreement.

     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION

By:	/s/ Sidney D. Rosenblatt
Sidney D. Rosenblatt
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Dated: August 1, 2006